EXHIBIT 11.1

                           OPHTHALMIC IMAGING SYSTEMS

                  CALCULATION OF NET EARNINGS (LOSS) PER SHARE

The following table sets forth the calculation of basic and diluted earnings
(loss) per share:

                                                                                                                    Four-Month
                                                                            Year Ended            Year Ended       Period Ended
                                                                            December 31,          December 31,      December 31,
                                                                               2002                  2001              2000
                                                                          ----------------     ----------------- -----------------

      Numerator for basic and diluted net earnings (loss) per share       $     564,823        $     72,454      $  (1,465,756)
                                                                          ================     ================= =================

      Denominator for basic net loss per share:
         Weighted average shares                                              8,138,305           8,138,305          8,138,305

      Effect of dilutive securities (1):
         Employee stock options                                                   5,872                  --                 --
         Warrants and other                                                         --                   --                 --
                                                                          ----------------     ----------------- -----------------
      Dilutive potential common shares                                        8,144,177                  --                 --
                                                                          ----------------     ----------------- -----------------
      Denominator for diluted net loss per share                              8,144,177           8,138,305          8,138,305
                                                                          ================     ================= =================
      Basic net earnings (loss) per share                                    $     0.01              $ 0.01            $ (0.18)
                                                                          ================     ================= =================
      Diluted net earnings (loss) per share                                  $     0.01              $ 0.01            $ (0.18)
                                                                          ================     ================= =================

(1)  No amounts are included, as amounts are anti-dilutive.
